UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2017

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On November 28, 2017, Ecolab Inc. (the “Company”) entered into a second amended and restated $2.0 billion unsecured 5-year revolving credit facility that matures in November 2022 (the “5-Year Facility”), among the lenders party thereto, the issuing banks party thereto, Bank of America, N.A., as administrative agent and swing line bank, and Citibank, N.A., JPMorgan Chase Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-syndication agents.  The 5-Year Facility amends and restates the Company’s existing $2.0 billion unsecured 5-year revolving multicurrency credit facility maturing in December 2019 by, among other things, amending certain provisions to address any future elimination of LIBOR and extending the maturity from December 2019 to November 2022.

The 5-Year Facility will be used for general corporate purposes, including, without limitation, share repurchases, the repayment of other indebtedness and acquisitions.

Borrowings under the 5-Year Facility bear interest, at the Company’s option, at (i) for loans denominated in dollars only, the base rate (which is equal to the highest of (a) the Bank of America, N.A. prime rate, (b) the federal funds rate plus 0.50% and (c) one-month LIBOR plus 1.0%) plus an applicable margin or (ii) for loans denominated in dollars or an alternative currency, LIBOR plus an applicable margin.

The 5-Year Facility includes a $100 million letter of credit subfacility and a $75 million swing line loan subfacility.  In connection with the 5-Year Facility, the Company must pay (i) a facility fee at a rate per annum which may range from 0.05% to 0.125% of the average daily commitment of each lender and (ii) a fee on each issued and outstanding letter of credit at a rate per annum which may range from 0.70% to 1.125% of the average daily undrawn amount of each letter of credit.  The applicable rates for these fees will be determined based on the Company’s credit rating, as described in the 5-Year Facility.

The 5-Year Facility contains a financial covenant that requires the Company to maintain a minimum interest expense coverage ratio.  The 5-Year Facility also contains customary conditions to funding, events of default, affirmative covenants and negative covenants, including restrictions on (i) liens securing indebtedness and (ii) indebtedness of subsidiaries that do not also guarantee the 5-Year Facility.

In the ordinary course of their respective businesses, one or more of the lenders under the 5-Year Facility, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, investment banking and trust services, for which they received, or will receive, customary fees and expenses.

The above description of the 5-Year Facility is qualified in its entirety by reference to the 5-Year Facility, which is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 below with respect to the Notes and the Indenture (each as defined below) is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01  Other Events.

Purchase Agreement

On November 16, 2017, the Company entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and MUFG Securities Americas Inc., as Representatives of the several initial purchasers (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers $500,000,000 aggregate principal amount of its 3.250% Notes due 2027 (the “2027 Notes”) and $325,000,000 aggregate principal amount of its 3.950% Notes due 2047 (the “2047 Notes” and together with the 2027 Notes, the “Notes”). The Purchase Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Purchasers against certain liabilities and customary contribution provisions in respect of those liabilities.

On November 27, 2017, the Company completed the offering, and the Notes were issued pursuant to an Indenture (the “Base Indenture”), dated January 12, 2015, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the Seventh Supplemental Indenture, dated November 27, 2017 (the “Seventh Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee.  The Notes were issued in a transaction exempt from registration under the Securities Act of 1933, as amended.

The 2027 Notes bear interest at a rate of 3.250% per annum, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2018.  The 2027 Notes will mature on December 1, 2027 and are redeemable at the Company’s option in whole at any time or in part from time to time, at the redemption prices specified in the Indenture.

The 2047 Notes bear interest at a rate of 3.950% per annum, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2018.  The 2047 Notes will mature on December 1, 2047 and are redeemable at the Company’s option in whole at any time or in part from time to time, at the redemption prices specified in the Indenture.

Under the Indenture, specified changes of control involving the Company, when accompanied by a downgrade of the Notes below investment grade rating by both Moody’s Investors Service, Inc. and S&P Global Ratings within a specified time period, constitute change of control repurchase events.  Upon the occurrence of a change of control repurchase event with respect to the Notes, unless the Company has exercised its option to redeem the Notes, it will be required to offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of repurchase.

The Indenture contains covenants that limit, among other things, the ability of the Company and its subsidiaries to incur liens on certain properties to secure debt, to engage in sale and leaseback transactions and to transfer certain property, stock or debt of any restricted subsidiary to any unrestricted subsidiary (each as defined in the Indenture).

The offering price of the 2027 Notes was 99.695% of the principal amount of the Notes and the offering price of the 2047 Notes was 99.477% of the principal amount of the Notes.  The Company received net proceeds (after deducting underwriting discounts and the Company’s offering expenses) of approximately $814.4 million and intends to use such net proceeds for general corporate purposes.

The above description of the Purchase Agreement, the Base Indenture, the Seventh Supplemental Indenture and the forms of Notes is qualified in its entirety by reference to the Purchase Agreement, the Base Indenture, the

Seventh Supplemental Indenture and the Notes, each of which is incorporated herein by reference and are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4, respectively.

In the ordinary course of their respective business, the Purchasers or their affiliates have performed from time to time, and may in the future perform, various investment banking, commercial lending, financial advisory and other services for the Company for which they received, or will receive, customary fees and expenses.  An affiliate of the Trustee acted as a Purchaser in connection with the issuance of the Notes.

Registration Rights Agreement

On November 27, 2017, in connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and MUFG Securities Americas Inc.

Subject to certain limitations set forth in the Registration Rights Agreement, the Company has agreed to (i) file a registration statement (the “Exchange Offer Registration Statement”) with respect to registered offers to exchange the Notes for exchange notes (the “Exchange Notes”), which will have terms identical in all material respects to the 2027 Notes and 2047 Notes, as applicable, except that the Exchange Notes will not contain transfer restrictions and will not provide for any increase in the interest rate thereon in certain circumstances and (ii) use commercially reasonably efforts to cause the Exchange Offer Registration Statement to be declared effective within 270 days after the date of issuance of the Notes.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 4.5.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Method Of Filing
(1.1)	Purchase Agreement, dated November 16, 2017, by and among the Company, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and MUFG Securities Americas Inc.	Filed herewith electronically.
(4.1)	Indenture, dated January 12, 2015, between the Company and Wells Fargo Bank, National Association.	Incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on January 15, 2015.
(4.2)	Seventh Supplemental Indenture, dated November 27, 2017, between the Company and Wells Fargo Bank, National Association.	Filed herewith electronically.
(4.3)	Form of 2027 Notes.	Included in Exhibit 4.2 above.
(4.4)	Form of 2047 Notes.	Included in Exhibit 4.2 above.
(4.5)

Registration Rights Agreement, dated November 27, 2017, by and among the Company, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and MUFG Securities Americas Inc.

Filed herewith electronically.
(10.1)

Second Amended and Restated $2.0 billion 5-Year Revolving Credit Facility, dated as of November 28, 2017, among Ecolab Inc., the lenders party thereto, the issuing banks party thereto, Bank of America, N.A., as administrative agent and swing line bank, and Citibank, N.A., JPMorgan Chase Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-syndication agents.

Filed herewith electronically.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: November 29, 2017	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary